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                                                                 EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             SIERRACITIES.COM INC.

                                       AT

                              $5.68 NET PER SHARE

                                       BY

                                  AMTRS CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, MARCH 26, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               February 27, 2001

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated February 27, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any supplements or amendments, collectively constitute the "Offer") in connection with the offer by AMTRS Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., a New York corporation ("Parent"), to purchase all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of SierraCities.com Inc., a Delaware corporation (the "Company") (such shares of Company Common Stock, together with the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1998, between the Company and Harris Trust and Savings Bank, as rights agent, associated with such shares, being hereinafter collectively referred to herein as the "Shares"), at a purchase price of $5.68 per Share (such price, or such higher price as may be paid in the Offer, being referred to herein as the "Per Share Amount"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     WE (OR OUR NOMINEE) ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following:

          1. The offer price is $5.68 per Share, net to you in cash, without any interest thereon, upon the terms and subject to the conditions of the
     Offer.
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          2. The Offer expires at 12:00 midnight, New York City time, on Monday,
     March 26, 2001, unless the Offer is extended.

          3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 14, 2001, by and among the Company, Parent and Purchaser (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the consummation of the Offer and as promptly as practicable, but in no event later than 10:00 a.m. New York time on the second business day following satisfaction or waiver of all the conditions (other than conditions which, by their nature are to be satisfied at the consummation of the Merger (as hereinafter defined), but subject to those conditions) to the obligations of the parties to effect the Merger and in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"), Purchaser will merge with and into the Company (the "Merger"). Upon consummation of the Merger, the Company will be the surviving corporation of the Merger. Thereupon, each Share that is issued and outstanding immediately prior to the consummation of the Merger (other than Dissenting Shares and Excluded Shares, each as defined in the Offer to Purchase) shall automatically be converted into and represent the right to receive, pursuant to the Merger Agreement, the Per Share Amount in cash payable to the holder thereof, without interest (the "Merger Consideration"), and the Company will be a wholly-owned subsidiary of Parent.

          4. The Offer is made for all of the Shares.

          5. The Board of Directors of the Company at a meeting duly called and held has by the unanimous vote of all directors of the Company present (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and the Company's stockholders (the "Stockholders"), (b) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and each Tender Agreement (as defined in the Offer to Purchase), each in accordance with the requirements of the DGCL, (c) declared that the Merger Agreement is advisable and (d) resolved to recommend that the Stockholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger.

          6. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to EquiServe Trust Company, N.A., the depositary and disbursing agent (referred to herein as the "Disbursing Agent"), Morrow & Co., Inc., as the Information Agent, or First Union Securities, Inc., as Dealer Manager. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

          7. The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which, together with the Shares then beneficially owned by Parent or Purchaser, represents at least two-thirds of the outstanding Shares calculated on a fully diluted basis ("on a fully diluted basis" means, as of any date: the number of Shares outstanding, together with the number of Shares the Company is then required to issue pursuant to obligations outstanding at that date under outstanding stock options, other benefit plans or otherwise) and (b) any applicable waiting period under the HSR Act (as defined in the Offer to Purchase) having expired or terminated before the Expiration Date.

          8. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the following page.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

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     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Disbursing Agent of (a) the certificates evidencing such Shares or confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Disbursing Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and
(c) any other documents required by the Letter of Transmittal. Accordingly, payment may be made to tendering Stockholders at different times if delivery of the Shares and other required documents occur at different times. Under no circumstances will Purchaser pay interest on the consideration paid for Shares pursuant to the Offer, regardless of any delay in making such payment.

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

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                             SIERRACITIES.COM INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated February 27, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any supplements or amendments, collectively constitute the "Offer") in connection with the offer by AMTRS Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., a New York corporation ("Parent"), to purchase all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of SierraCities.com Inc., a Delaware corporation (the "Company") (such shares of Company Common Stock, together with the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1998, between the Company and Harris Trust and Savings Bank, as rights agent, associated with such shares, being hereinafter collectively referred to herein as the "Shares"), at a purchase price of $5.68 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:                   Sign Here

------------------------------------------ Shares(1) --------------------------------------------
                                                                    SIGNATURE

--------------------------------------------       --------------------------------------------
ACCOUNT NUMBER                                          PLEASE PRINT NAME AND ADDRESS HERE

                                                   --------------------------------------------
                                                                    SIGNATURE

                                                   --------------------------------------------
                                                        PLEASE PRINT NAME AND ADDRESS HERE

--------------------------------------------
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
  NO(S).

--------------------------------------------
DATE

                THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM
                           MAINTAINING YOUR ACCOUNT.

---------------
(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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